     As filed with the Securities and Exchange Commission on March 28, 2003

                                                     Registration No. 333-70760
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact Name of Registrant as Specified in Its Charter)

               THE NETHERLANDS                         NOT APPLICABLE
        (State or Other Jurisdiction of                (I.R.S. Employer
        Incorporation or Organization)                 Identification No.)

                                POLARISAVENUE 31
                               2132 JH HOOFDDORP
                                THE NETHERLANDS
                                 31-23-5685660
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            -----------------------

                             ROBERT H. WOLFE, ESQ.
                                   SECRETARY
                         CHICAGO BRIDGE & IRON COMPANY
                            10200 GROGAN'S MILL ROAD
                                   SUITE 300
                           THE WOODLANDS, TEXAS 77380
                                 (281) 774-2200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies to:

                              JAMES M. REUM, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601

                            -----------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   No longer applicable because shares are being removed from registration.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check
the following box.   [ ]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [ ]

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ]

                  If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.   [ ]


THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.


                          DEREGISTRATION OF SECURITIES

Chicago Bridge & Iron Company N.V., a Netherlands company ("CB&I"), filed a Registration Statement on Form S-3 (Registration No. 333-70760) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") on October 2, 2001, registering 1,307,356 shares of CB&I's common stock (or 2,614,712 shares taking into account the 2-for-1 stock split effective in February 2003) to be offered from time to time by the selling shareholders named therein (the "Offering"). CB&I subsequently filed a Pre-Effective Amendment No. 1 on November 1, 2001 pertaining to the same Offering and constituting part of the Registration Statement. The SEC declared the Registration Statement effective on November 9, 2001.

The Offering contemplated by the Registration Statement has terminated by virtue of the expiration of CB&I's contractual obligation to the remaining selling shareholders to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, CB&I is filing this post-effective amendment to remove from registration all of the shares that were registered in the Offering but remain unsold as of the date hereof.

Accordingly, CB&I files this post-effective amendment to deregister the number of shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Woodlands, State of Texas, on March 27, 2003.


                                  CHICAGO BRIDGE & IRON COMPANY N.V.

                                      By:  Chicago Bridge & Iron Company B.V.,
                                           its sole Managing Director


                                  By:    /s/ Gerald M. Glenn
                                     ---------------------------------------
                                       Managing Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                               Title                            Date
           ---------                               -----                            ----
                *                        Managing Director of Registrant          March 27, 2003
--------------------------------------
Chicago Bridge & Iron Company, B.V.


                *                        Executive Vice President and Chief       March 27, 2003
------------------------------------     Financial Officer of CBIC
Richard E. Goodrich                      (Principal Financial Officer)
                                         Managing Director of CB&I B.V.


                *                        Controller of CBIC                       March 27, 2003
------------------------------------     (Principal Accounting Officer)
Tom C. Rhodes

                *                        Supervisory Director; Chairman,          March 27, 2003
--------------------------------------   President and Chief Executive Officer
Gerald M. Glenn                          and Director of CBIC
                                         (Principal Executive Officer)
                                         Managing Director of CB&I B.V.


                *                        Supervisory Director                     March 27, 2003
------------------------------------
Jerry H. Ballengee

                *                        Supervisory Director                     March 27, 2003
------------------------------------
Ben A. Guill



                *                        Supervisory Director                     March 27, 2003
------------------------------------
Vincent L. Kontny



                *                        Supervisory Director                     March 27, 2003
------------------------------------
Gary L. Neale



                *                        Supervisory Director                     March 27, 2003
------------------------------------
L. Donald Simpson



                *                        Supervisory Director                     March 27, 2003
------------------------------------
Marsha C. Williams



* By /s/  Gerald M. Glenn
     -------------------------
           Attorney-in-Fact